UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 11, 2005

                            HYBRID FUEL SYSTEMS, INC.
                            -------------------------

             (Exact name of registrant as specified in its charter)

          Georgia                       333-33134                58-2267238
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)

                    12409 Telecom Drive, Tampa, Florida 33637
                    -----------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (813) 979-9222

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2005 (the "Closing Date"), Hybrid Fuel Systems, Inc. (the "Company" or "HYFS") completed the closing of a Share Exchange Agreement (the "Agreement") with DRV Energy, Inc., an Oklahoma corporation ("DRV") and the sole shareholder of DRV, Sheri Vanhooser (the "DRV Shareholder") that was entered into on June 29, 2005. Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of DRV from the DRV Shareholder. As consideration for the acquisition of DRV, the Company agreed to issue 11,612,903 shares of the Company's common stock and to pay $400,000 cash to the DRV Shareholder. This issuance is exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended.

In addition, the Company has agreed to enter into separate Employment Agreements with Sheri Vanhooser and Landon Vanhooser within 30 days following the Closing Date.

                                 BUSINESS OF DRV

THE BUSINESS

      DRV Energy, Inc., an Oklahoma corporation ("DRV") was formed November 30, 1994 to engage in the alternative fuels industry through the sales and services of vehicle conversion system.

      DRV is a small volume manufacturer of EPA Certified bi-fuel and dedicated natural gas and propane turnkey conversion systems. The company also has a full service alternative fuels center with slow/fast fill stations as well as compressor installation and maintenance capabilities.

THE MARKETPLACE

      Our technology is presently geared to the heavy-duty diesel marketplace or approximately 8% of the marketplace as defined by the US Department of Transportation. Through the acquisition of DRV, the Company can now offer products and services encompassing 100% of the mobile marketplace.

      The universe of DRV's conversion systems encompasses all light and medium gasoline powered cars and trucks and buses. According to the United States Department of Transportation, Federal Highway Administration (FHA) and the 2000 US Census there are a total of 83,800,000 trucks and buses in the United States. The FHA further defines this segment to consist of 92% "light trucks" (74,000,000); 8% "medium trucks and buses" (4,400,000), and; 2% "heavy trucks and buses" (1,700,000). The vehicle manufacturers' truck classifications defines light trucks" as those with a weight of 0 - 14,000 lbs; "medium trucks and buses" as those with a weight of 14,001 - 33,000, and; "heavy trucks and buses" as those with a weight of 33,001 and higher.

OVERVIEW OF BUSINESS

      DRV has operated out of a 5,000 square foot office space, upfit garage and testing lab in Oklahoma City, Oklahoma. Since 1994, DRV has converted gasoline vehicles into bi- or dedicated alternative fuel vehicles powered by either natural gas or propane and installed fill-stations for certain clients. DRV employs 8 persons and provides limited employee benefits. Since 1994, DRV has converted vehicles, installed fill stations and provided components parts to clients in over fifteen states including the US Post Office. DRV is currently completing the conversion of 71 buses in the Dallas County school system.

      DRV's facilities in Oklahoma City include office space, an uplift garage with three service bays, an emissions testing lab and a large uncovered storage area for vehicles. Typically, customers will bring their vehicle to DRV's facilities for installation of the system as well as the fuel storage tanks. In certain cases, such as the Dallas County School system conversion of 71 buses, DRV will dispatch technicians to the customer's site and conduct installation and activation in the field.

INDUSTRY OVERVIEW

      DRV provides systems to convert gasoline vehicles to operate with either natural gas or propane. Once converted, the vehicle is classified as an Alternative Fuel Vehicle (AFV). An AFV was originally designed to operate on gasoline but has been altered to run on an alternative fuel such as compressed natural gas (CNG) or liquefied petroleum gas (LPG or propane). Vehicle conversions offer AFV options to fleet managers and consumers alike, beyond the supply of original equipment manufacturer (OEM) alternative fuel vehicles.

      According to the Natural Gas Vehicle Coalition (NGVC), as of 2004 there were 130,000 light- and heavy-duty compressed natural gas (CNG) and liquefied natural gas (LNG) vehicles in the United States and 2 million worldwide.

      Dedicated natural gas vehicles (NGVs) are designed to run only on natural gas; bi-fuel NGVs have two separate fueling systems that enable the vehicle to use either natural gas or a conventional fuel (gasoline or diesel). In general, dedicated NGVs demonstrate better performance and have lower emissions than bi-fuel vehicles because their engines are optimized to run on natural gas. In addition, the vehicle does not have to carry two types of fuel, thereby increasing cargo capacity and reducing weight. Heavy-duty NGVs are also available as trucks, buses, and shuttles. Approximately one of every five new transit buses in the United States is powered by natural gas.

      Propane, also known as liquefied petroleum gas (LPG), has been used in vehicles since the 1920s. Today there are more than 200,000 propane vehicles in the United States and about 9 million worldwide. These include cars, pickup trucks, and vans; medium- and heavy-duty vehicles such as transit buses, shuttles, trolleys, delivery trucks, and school buses; and off-road vehicles such as forklifts and loaders. Propane vehicles can be equipped with dedicated fueling systems designed to use only propane, or bi-fuel fueling systems that enable fueling with either propane or gasoline.

DRV PRODUCTS

      DRV has EPA certification for the following systems: EPA Certified GM/Chevy 4.3L V6 Bi-Fuel CNG; 5.3L V8 Bi-Fuel CNG; 6.0L V8 Ded LPG; 6.0L V8 Bi-Fuel LPG; 6.0L V8 Ded CNG; 6.0L V8 Bi-Fuel CNG, and; Ford/Merc 4.6L V8. DRV also resells CNG and propane fill stations and provides repair and service for converted on-road and off-road vehicles. In addition, DRV has converted a number of off-road vehicles such as forklifts and construction equipment.

MARKETING

      DRV offers systems to parties interested in lowering their transportation costs through the use of fuels that are less costly than gasoline or to achieve a certain reduction in emission pollutants or both. DRV believes their system differentiates from competitive technologies in respect to price, ease of installation and fuel displacement.

      DRV has historically marketed their systems through a strategy that:

      o Positions the DRV system as means to take advantage of lower priced natural gas or propane verse gasoline as a fuel source.

      o sells the DRV system at a price point substantially less than the cost of alternative dedicated-engine or bi/dual-fuel technologies.

      o Position the DRV systems as an economic and efficient improvement over catalysts and emission traps as a means to reduce harmful pollutants.

      To aid in the marketing of the DRV system, we have adopted a marketing program including:

      o DRV's President and one dedicated sales representative makes direct contact with prospective customers in the private sector worldwide;

      o DRV has organized a network of 16 dealers who are trained in the installation and activation of a system.

      DRV has no intellectual property. DRV acquires their systems from ECO Fuel Systems Inc. a, private Canadian company that has been creating solutions in the alternative fuel for vehicle' industry since 1983. ECO specializes in the technology and equipment required in the efficient conversion of gasoline vehicles to cleaner alternatives like natural gas and propane. Under an agreement with ECO, DRV applies for and received US EPA certification for certain applications and is thereafter the exclusive US representative for each such system.

COMPETITION

There are relatively few alternative systems for converting medium and heavy-duty diesel engines to natural gas. The competing systems offered by competitors described below are more expensive than our technology or are limited in their application to specific engine lines.

      o IMPCO Technologies, Inc. IMPCO, which has headquarters in Cerritos, California, is one of the largest and oldest designers and manufacturers of hardware for converting internal combustion engines to natural gas and propane. As of July, 2002, the company had 510 employees, of which 354 were directly involved in the design, manufacture and sale of conversion technologies.

            IMPCO has developed a system for converting diesel engines to natural gas which it is marketing, principally in Europe, as " Eclipse".

      This system differs from DRV's system in that the internal components of the engine are extensively modified and conversion systems are available for relatively few engines. The " Eclipse" system conversion costs for a typical truck are reported to exceed $50,000.

      o Clean Air Power formerly " Clean Air Partners", is a San Diego, California-based joint venture, operating since 1991, which develops systems which enable diesel engines to use natural gas in a dual fuel mode. The company has a " dual fuel" system which shares several features with our technology. The Clean Air Power systems are marketed and serviced through the distributorships and service facilities of Caterpillar, Inc.

            Like the IMPCO Eclipse technology, the Clean Air Power system technology has the advantages of a capable corporate technological development effort and an extensive marketing and servicing network. However, these systems require extensive internal engine modifications, are available only for certain Caterpillar engines series, and are more expensive than most customers can justify on the basis of immediate fuel savings. We believe the decision to change the entity name to Clean Air Power in part reflects a change in emphasis toward stationary engine power generation systems, where more expensive conversion systems are more easily justified.

      o Westport Innovations Inc. Westport is a publicly traded company based in Vancouver, British Columbia, which develops natural gas operating systems for Cummins diesel engines. The company's " Westport-Cycle." engines are not designed for retrofit markets and like the IMPCO and Clean Air Power systems, are currently out of the price range of most prospective customers

      o The Innovative Technology Group, Corp. (ITG) located in Fort Lauderdale Florida offers an open loop conversion system retrofit for all brands of diesel engines, any size, at any location, without spark plugs, to fumigation natural gas/diesel dual fuel operation. Diesel fuel is reduced by as much as 80% to become a pilot ignition source for low pressure natural gas which enters the engine with combustion air. Diesel engines can be retrofitted, in the field. If gas is lost, the engine automatically reverts to full diesel fuel until gas is restored. ITG does not sell engines but converts engines sold by others. We are unable to locate any information relating to the ITG system. However, from a review of ITG's internet web site, it appears they focus primarily in on the stationary diesel market.

GOVERNMENT REGULATION
REGULATORY ENVIRONMENT
ENVIRONMENTAL LEGISLATION AFFECTING THE DEMAND FOR NATURAL GAS VEHICLES

      Within the United States, we must qualify as an Emission Control Device.

      In addition to the fact that gasoline gas is generally more expensive than natural gas, one of the primary disadvantage of a gasoline engine is that it emits. These emissions are a significant contributor to air pollution and to human respiratory difficulties. Also of significance is the fact that fuel combustion produces Nitrogen Oxides (NOx), a toxin that is harmful to humans and the environment. NOx is a major known contributor to greenhouse gas formation resulting in global warming.

      Increasingly, federal, state and local environmental legislation is being enacted which either require, or provide incentives, for the reduction of vehicle pollutants. For example, the Federal Clean Air Act was amended in 1990 (the "1990 Amendments") to, among other things, set emissions standards for stationary and mobile pollutant sources and establish targets, standards and procedures for reducing human and environmental exposure to a range of pollutants generated by industry in general and transportation in particular. Among other mandates, the 1990 Amendments require businesses that maintain centrally fueled fleets of 10 or more vehicles in certain heavy smog locations to convert, either through new vehicle purchases or by converting existing vehicles, a portion of their fleet to clean burning alternative fuels. These laws specifically include the gasoline and natural gas dual fuel system as an alternative fuel and specify actions that fleet operators must take in order to comply and timetables for doing so.

      Similarly, the Energy Policy Act of 1992 (the "Energy Act") was created to accelerate the use of alternative fuels in the transportation sector. The Energy Act mandates the schedule by which Federal, state and municipal vehicle fleets must incorporate alternative fueled vehicles into their overall vehicle mix. This has significant ramifications for the military, which operates thousands of diesel vehicles, and for the state departments of transportation, which operate tens of thousands of gasoline powered dump trucks and related highway service and repair vehicles, plus the tens of thousands of vehicles operated by the private contractors who support these agencies.

In addition to the foregoing, a variety of legislative and related incentive programs relating to alternative fuel vehicle programs have been created, including:

      o Clean Cities Program. Created by the Department of Energy, the Clean Cities Program coordinates voluntary efforts between locally based government and industry to accelerate the use of alternative fuels and expand the alternative fuel vehicle refueling infrastructure. Grants are available for natural gas fueling stations and vehicle conversions to natural gas. Typical grants offset the cost of conversion by as much as 80%.

      o Alternative Fuel Vehicle Credits Program. Congress created this credits program to encourage fleets to increase the number of alternative fuel vehicles in their fleets early and aggressively. Credits are allocated to state fleet operators and cover alternative fuel provider fleet operators when alternative fuel vehicles are acquired over and above the amount required, or earlier than expected. Since credits can be traded and sold, fleets have the flexibility to acquire alternative fuel vehicles on the most cost-effective schedule.

      o State Energy Program. States will promote the conservation of energy, reduce the rate of growth of energy consumption, and reduce dependence on imported oil through the development and implementation of a comprehensive State Energy Program. The State Energy Program is the result of the consolidation of two Federal formula-based grant programs - the State Energy Conservation Program and the Institutional Conservation Program. The State Energy Program includes provisions for financial assistance for a number of state-oriented special project activities. These activities specifically include programs to accelerate the use of alternative transportation fuels for government vehicles, fleet vehicles, taxis, mass transit, and individuals' privately owned vehicles.

EMPLOYEES

      As of August 11, 2005 DRV had eight full time employees. DRV has not experienced any work stoppages and DRV considers relations with its employees to be good.

DESCRIPTION OF PROPERTY

      DRV leases approximately 5,000 square foot area which houses the executive offices, service bays and emission testing room.

LEGAL PROCEEDINGS

      To our knowledge, there is no other pending litigation or other proceeding against DRV.

RISK FACTORS

IMPROVEMENTS OR CHANGES IN TECHNOLOGY MAY MAKE OUR PRODUCTS OBSOLETE OR DIFFICULT TO SELL AT A PROFIT OR AT ALL.

      To date, the market for alternative fuel technology systems and equipment has not, to our knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to management, will not, at any time in the future and without warning, render our dual fuel technology less competitive or even obsolete. Major automobile and truck companies, academic and research institutions, or others, for example, could develop new fuels or new devices which could be installed at the original equipment manufacturer level and which could potentially render our systems obsolete. Moreover, the technology upon which our systems are based could be susceptible to being analyzed and reconstructed by an existing or potential competitor.

      In addition, competitors may develop technology and systems that can be sold and installed at a lower per unit cost. There can be no assurance that we will have the capital resources available to undertake the research which may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

WE ACQUIRE OUR TECHNOLOGY FROM A THIRD PARTY AND SUCH TECHNOLOGY MAY NOT BE ADEQUATELY PROTECTED FROM UNAUTHORIZED USE BY OTHERS, WHICH COULD INCREASE OUR LITIGATION COSTS.

      Our success depends to a great extent on our ability to protect our intellectual property. We acquire our core intellectual property pursuant to an agreement between us and ECO Fuel Systems, Inc.. Our ability to compete effectively will depend in part on our ability to develop and maintain proprietary aspects of our technology and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. We cannot assure you that any of our licensed technology rights will offer protection against competitors with similar technology. We also cannot assure you that the technology acquired from ECO will not be challenged, invalidated or circumvented in the future or that the rights created by our agreement will provide a competitive advantage. We also rely on trade secrets, technical know-how and continuing invention to develop and maintain our competitive position. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND WILL RELY UPON THIRD PARTY CONTRACT MANUFACTURERS WHO HAVE NOT YET BEEN CONTRACTUALLY SECURED.

      To be successful, we must manufacture, or contract with a third party for the manufacture of, our current and future products in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. Should we not timely secure a contract manufacturer, or for some reason we are no longer able to obtain key elements from a supplier, we will not be able to produce or will be delayed in producing conversion systems for sale or distribution, which could cause delays in our operation or sales or make continued operation or sales unprofitable.

SALES OF OUR PRODUCTS ARE DEPENDENT UPON PRICING, AVAILABILITY OR DELIVERY OF THIRD PARTY COMPONENTS REQUIRED FOR THE USE IN CONJUNCTION OF OUR SYSTEMS.

      The conversion of a medium or heavy duty mobile diesel engine requires three primary components: (i) our Fuel 2(TM) conversion system; (ii) fuel storage tanks, and; (iii) a specialized catalytic converter (for sales as an Emission Control Device). While we can control the pricing and delivery of our systems, we have no control over pricing, availability or delivery of fuel storage tanks or specialized catalytic converters. The costs of these items can potentially prevent us from selling our system either because the costs of these additional components make the conversion of a vehicle uneconomical or the due to lack of availability of either additional component.

We believe fuel storage tanks are readily available on the open market at prices that will allow us to commercialize our Fuel 2(TM) system and we believe the specialized catalytic converters can be likewise acquired on the open market at prices that will allow us to commercialize our system. However, there can be no assurance given that our customers will be able to acquire these components at prices that permit us to sell our system as a fuel savings device because the upfront costs to acquire and install these components.

THE LIMITED AVAILABILITY OF ALTERNATIVE FUELS CAN HINDER OUR ABILITY TO MARKET OUR PRODUCTS.

      Alternative fuel engines have been commercially available in the past; however, the most significant impediment to the growth in the market for alternative fuel vehicles traditionally has been the limited availability of alternative fuel sources, such as natural gas and propane. The success of engines based on alternative fuels will probably be directly affected by the development of the infrastructure of the natural gas industry and the widespread availability of such fuel sources. To some degree, this problem will remain at the forefront of, and be an impediment to, the success of alternative fuel power sources. However, we believe that with the development of the dual fuel conversion system, vehicles will not be tied exclusively to alternative fuels, but will have the option and ability to operate on standard diesel fuel alone. In all events, our business and the market for alternative fuel vehicles would benefit substantially from the growth of the infrastructure of the natural gas industry and the more widespread availability of alternative fuels. Conversely, our business and the market for alternative fuel vehicles would be substantially hurt by a diminished or lack of growth of the infrastructure of the natural gas industry and the less widespread availability of alternative fuels.

THE NATURE OF OUR PRODUCTS SUBJECTS US TO PRODUCT LIABILITY RISKS.

      Our product and services relate to fuel system components which handle or come into contact with natural gas which is highly combustible. A malfunction of or design defect in certain of our products or improper design, construction, installation or servicing of facility and equipment infrastructure could result in liability, tort or warranty claims. Although we attempt to reduce the risk of exposure from such claims through warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance, we cannot assure you that these measures will be effective in limiting our liability for any damages. Any liability for damages resulting from product malfunctions or services provided could be substantial and could have a material adverse effect on our business and operating results. In addition, a well-publicized actual or perceived malfunction or impropriety involving our products or service could adversely affect the market's perception of our products in general, regardless of whether any malfunction or impropriety is attributable to our products or services. This could result in a decline in demand for our products and services, which would have a material adverse effect on our business and operating results.

COMPETITION FROM COMPANIES WITH ALREADY ESTABLISHED MARKETING LINKS TO OUR POTENTIAL CUSTOMERS MAY ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

      Current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we have. Certain of our competitors may be able to secure product from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing or inventory availability policies, than we will. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us are likely to have a materially adverse affect on our business, results of operations, financial condition and prospects.

MANAGEMENT

      Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of DRV. On August 11, 2005, in connection with the Company's acquisition of DRV, Sheri Vanhooser resigned from the positions of President. Also, on August 11, 2005, the Board of Directors appointed Sheri Vanhooser as Vice President, Business Development.

Name                    Age     Position/Office Held
John Stanton            56      Chairman of the Board of Directors
Mark Clancy             49      Chief Executive Officer, Chief Financial Officer
                                Director
Sheri Vanhooser         40      Vice President of Business Development


John Stanton - Chairman of the Board of Directors . Since December 23, 2003, John Stanton has served as our Chairman of the Board of Directors . Mr. Stanton is also the Chief Executive Officer and Chairman of the Board of Directors of White Knight. From 1987 through the present, Mr. Stanton has served as the President and Chief Executive Officer of Florida Engineered Construction Products Corporation. Mr. Stanton has served as Chairman and President of several public and private companies. Since the early 1990's, Mr. Stanton has been, and continues to be, involved in turn-around management for financially distressed companies, providing both management guidance and financing. Mr. Stanton worked with the international professional services firm that is now known as Ernst & Young, LLP from 1973 through 1981. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting in 1972, and with an MBA in 1973. Mr. Stanton earned the designation of Certified Public Accountant in 1974 and was a Sells Award winner in the CPA examination. Mr. Stanton is a lifetime resident of Tampa, Florida.

Mark Clancy - Chief Executive Officer and Director . Since December 23, 2003, Mark Clancy has served as our Chief Executive Officer and our Chief Financial Officer and as a Director . Mr. Clancy is also the President of White Knight SST, Inc., a publicly-traded company and the Chief Executive Officer of White Knight Strategies, Inc. Mr. Clancy founded White Knight Strategies during December 2001 and was acquired by White Knight SST during December 2003 . Since April 2000, Mr. Clancy has participated in turn-around management for financially distressed companies. From November 1997 through April 2000, Mr. Clancy was co-founder, Director and Executive Vice President of publicly-traded EarthFirst Technologies, Inc.. Mr. Clancy has been an advisor to the Chairman of the Board of EarthFirst since that company's sale in May 2000. From 1992 through 1997, Mr. Clancy served as the Chief Compliance Officer for a Largo, Florida based boutique investment banking firm. Mr. Clancy was honorably discharged after six years of service with the United States Marine Corps. Mr. Clancy was born in Massachusetts and has resided in Florida since 1982. Mr. Clancy holds a Bachelors Degree from the University of South Florida and is a lifetime member of various academic honor societies including Phi Theta Kappa, Phi Alpha Theta and USF Arts and Sciences Honor Society.

     Sheri Vanhooser - Vice President of Business Development. B.S. Biology/General Physical Science, Oklahoma Christian University, 1981. Ms. Vanhooser served as President of DRV Energy, Incorporated, an EPA designated Small Volume Manufacturer of certified conversion systems for bi-fuel and dedicated LPG and natural gas vehicle fuel systems from 1994 to 2005. Ms. Vanhooser facilitated the continuous development of leading edge technology and positioned DRV as a leader in the alternative fuel industry with its port-sequential fuel injection system for LPG and CNG bi-fuel and dedicated vehicle applications. Ms. Vanhooser also served as President of SJ Designs from 1990-1994. Ms. Vanhooser has worked with the State Legislature to develop a 50% tax credit structure for the State of Oklahoma, considered to be the best in the nation and has been a model for other states. Ms. Vanhooser has worked closely with the Department of Energy through Clean Cities Programs and has given numerous presentations and seminars across the nation. Ms. Vanhooser has served on the State of Oklahoma Dept. of Alternative Fuels Board, Original Stakeholder for the Dept. of Energy OKC Clean City Program, Tulsa Clean Cities Board, Clean Fuel Vehicle Market Development Committee and the Natural Gas Vehicle Coalition Technology Committee. Ms. Vanhooser has also served on several EPA Committees involving Mobile Source Emissions. Ms. Vanhooser was born Texas and has resided in Oklahoma with her children for over forty years.

EXECUTIVE OFFICERS AND DIRECTORS

     Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of the Company's directors, director nominees and executive officers also serve in various capacities with the Company's subsidiaries. There are no family relationships among any of the Company's directors, director nominees and executive officers.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 The cash portion of the acquisition was provided by our Chairman and our Chief Executive Officer as a continuation of their financing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 11, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial Owner (1)                    Number of Shares      Percent of Shares
John Stanton                              19,471,948                 20%
Mark Clancy                               11,101,035                 11%
Sheri Vanhooser                           11,612,903                 12%

All Directors and Executive               42,185,886                 44%
Officers as group (3 persons)

White Knight SST, Inc. (2)                20,000,000                 21%

(1) Applicable percentage ownership as of May 2, 2005 is based upon 94,854,133 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2) White Knight SST, Inc. is a publicly-traded company of which Mr. Stanton owns approximately 92% and Mr. Clancy owns approximately 3%.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Pursuant to the Share Exchange Agreement, Sheri Vanhooser was appointed as the Vice President of Business Development of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed not later than 71 days after August 12, 2005.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit
Number      Description
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2.1         Share Exchange Agreement by and between Hybrid Fuel Systems, Inc.
            and DRV Energy, Inc. dated June 29, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HYBRID FUEL SYSTEMS, INC.





Date: August 12, 2005                  /s/ Mark Clancy
                                       -----------------------------------
                                       Mark Clancy
                                       Chief Executive Officer